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Exhibit 10.17

CONFORMED COPY

BENEFITS ALLOCATION AGREEMENT

        This Benefits Allocation Agreement, dated as of March 16, 2004 (this "Agreement"), is made by and among Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("MFOC"), Mrs. Fields Famous Brands, LLC, a Delaware limited liability company and a direct subsidiary of MFOC ("MFFB"), and all other direct and indirect subsidiaries of MFFB (whether now existing or hereafter formed or acquired) as set forth on Schedule A attached hereto, as such Schedule may be amended from time to time (each such direct or indirect subsidiary of MFFB is referred to separately as a "Subsidiary" and, collectively as the "Subsidiaries").

W I T N E S S E T H:

        WHEREAS, MFOC has implemented and continues to maintain and administer certain benefit plans that cover employees of MFOC, MFFB and all of the Subsidiaries as a group (a list of such employees as of the date of this Agreement is set forth on Schedule B attached hereto); and

        WHEREAS, MFOC, MFFB and the Subsidiaries wish to agree as to the methodology and schedule pursuant to which each of MFOC, MFFB and the Subsidiaries will be allocated their pro-rata share of the costs and benefits of such plans and MFFB and the Subsidiaries will remit payment of their respective allocated portion to MFOC.

        NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, each of MFOC, MFFB and the Subsidiaries, intending to be legally bound hereby, agree as follows:

        1.    Term.    This Agreement shall remain in effect until the earlier to occur of (a) termination of the Management Agreement, dated as of even date herewith (the "Management Agreement"), between MFOC and MFFB in accordance with its terms, and (b) the date upon which none of the Plans are maintained or administered by MFOC (the "Term").

        2.    Administration of Benefits Plans.    MFOC agrees that, during the Term, it shall be responsible for maintaining and administering (directly or through third party plan providers or administrators) each of the benefit plans now or hereafter offered to employees of MFOC, MFFB and the Subsidiaries, including, without limitation, those existing plans listed on Schedule C attached hereto and any replacement or supplemental plans as MFOC and MFFB from time to time may establish (collectively the "Plans").

        3.    Allocation and Payment of Benefits Costs.    During the Term, MFOC and MFFB shall allocate among MFOC, MFFB and each of the Subsidiaries the costs and benefits of each of the Plans, and MFFB and each of the Subsidiaries shall remit such allocated amounts to the MFOC as follows:

          (a)    All MFOC Plans Except the Health Plan.

            (i)    Allocation.    On each date that any employees of MFFB or the Subsidiaries are paid (each a "Payroll Date"), MFOC and MFFB shall allocate to MFFB and the Subsidiaries an amount equal to:

              (1)   100% of the aggregate contributions withheld from the paychecks of employees of MFFB or the Subsidiaries issued on such Payroll Date; plus

              (2)   100% of the premiums charged at such Payroll Date under the Plans in respect of each employee of MFFB and each employee of the Subsidiaries.

            (ii)    Payment Schedule.    With three business days of each Payroll Date, MFFB, on behalf of itself and the Subsidiaries, shall pay to MFOC, in immediately available funds, the aggregate amount allocated to MFFB and the Subsidiaries pursuant to Section 3(a)(i) less any portion thereof, if any, paid by MFFB at MFOC's direction (and with the consent of the third-party provider or administrator of any Plan) directly to such third-party provider or administrator in lieu of payment of such amounts directly to MFOC. MFOC may require MFFB to deliver an accounting statement to MFOC in connection with each such payment, in a form reasonably satisfactory to MFOC.

          (b)    The Health Plan.

            (i)    Establishment of Premiums.    No more frequently than quarterly or less frequently than annually at the beginning of each Plan Year under MFOC's Self-Funded Health Insurance Plan (the "Health Plan"), management of MFOC and MFFB shall establish per-employee "premiums" (the "Health Plan Premiums"), which will be reserved on each Payroll Date, based upon such management's review of past claims history under the Health Plan. The Health Plan Premiums shall reflect the types of coverage each employee selects under the Health Plan.

            (ii)    Allocation.    On each Payroll Date, MFOC will allocate to each of MFFB and the Subsidiaries an amount equal to:

              (1)   100% of the aggregate of the Health Plan Premiums reserved for the payroll period ending on such Payroll Date in respect of each employee of MFFB or the Subsidiaries; minus

              (2)   any amounts from the Reserve Fund (as defined below) credited against future Health Plan Premiums payable by MFFB and the MFFB Subsidiaries.

            (iii)    Payment Schedule.    With three business days of each Payroll Date, MFFB, on behalf of itself and the Subsidiaries, shall pay to MFOC, in immediately available funds, the aggregate amount allocated to MFFB and the Subsidiaries pursuant to Section 3(b)(ii). MFOC may require MFFB to deliver an accounting statement to MFOC in connection with each such payment, in a form reasonably satisfactory to MFOC.

            (iv)    Treatment of the Health Plan Premiums; Reserve Fund.    MFOC shall collect payments made pursuant to Section 3(b)(iii) and maintain a reserve fund in respect of the Health Plan Premiums (collectively, the "Reserve Fund"). If, at any time, actual claims exceed the total amount of the Health Plan Premiums in the Reserve Fund, MFOC and MFFB promptly shall contribute to the Reserve Fund an aggregate amount equal to the shortfall, with MFOC's share determined by using the last established Management Agreement Allocation (as defined below). At the end of each Plan Year under the Health Plan, if management of MFOC and MFFB using commercially reasonable judgment shall determine that the balance of the Reserve Fund is too high, such excess reserves will be credited against future reserves to be paid by each of MFOC and MFFB, with MFOC's credit determined by using the last established Management Agreement Allocation.

            (v)    Replacement of the Health Plan.    If, during the Term, the Health Plan is replaced with a traditional premium-based insurance policy, premiums and costs associated with the replacement plan will be allocated and paid pursuant to Section 3(a) above. The Reserve Fund established prior to obtaining the traditional policy will remain in place for a period of time necessary, as determined by management of MFOC and MFFB, to pay future claims arising from prior periods. If any balance remains at the end of the Term, or at such time, in the discretion of the management of MFOC and MFFB, that the Reserve Fund is no longer needed, the aggregate amount of the Health Plan Premiums in the Reserve Fund will be returned to each of MFOC and MFFB, with MFOC's share of the total determined by using the last established Management Agreement Allocation.

          (c)    Plan Maintenance Costs.

            (i)    Allocation.    At the end of each fiscal month during the Term, MFOC and MFFB shall allocate to MFFB and the Subsidiaries the amount, if any, equal to that portion of MFOC's out-of-pocket costs associated with obtaining and maintaining each Plan, including the Health Plan, that, as of such Payroll Date, are not allocated to MFOC in the allocation of "Fixed G&A" and "Variable G&A" costs then most recently determined pursuant to Section 4.1(a)(iii) of the Management Agreement (the "Management Agreement Allocation").

            (ii)    Payment Schedule.    With three business days of the end of each fiscal month during the Term, MFFB, on behalf of itself and the Subsidiaries, shall pay to MFOC, in immediately available funds, the aggregate amount, if any, allocated to MFFB and the Subsidiaries pursuant to Section 3(c)(i). MFOC may require MFFB to deliver an accounting statement to MFOC in connection with each such payment, in a form reasonably satisfactory to MFOC.

        4.    Miscellaneous.

          (a)    Governing Law.    This Agreement shall be governed by the laws of the State of Utah (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

          (b)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

          (c)    Descriptive Headings.    Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning of this Agreement.

  [Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MRS. FIELDS' ORIGINAL COOKIES, INC.
By:	/s/ MICHAEL R. WARD

Name:	Michael R. Ward
Title:	Senior Vice President, General Counsel and Secretary
MRS. FIELDS FAMOUS BRANDS, LLC
By:	/s/ MICHAEL R. WARD

Name:	Michael R. Ward
Title:	Senior Vice President, General Counsel and Secretary
THE SUBSIDIARIES:
GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC, MRS. FIELDS FRANCHISING, LLC, PRETZEL TIME FRANCHISING, LLC, PRETZELMAKER FRANCHISING, LLC, TCBY SYSTEMS, LLC, MRS. FIELDS GIFTS, INC., THE MRS. FIELDS' BRAND, INC., GREAT AMERICAN MANUFACTURING, LLC, MRS. FIELDS COOKIES AUSTRALIA, TCBY INTERNATIONAL, INC., TCBY OF TEXAS, INC. RIVERPORT EQUIPMENT AND DISTRIBUTION COMPANY, CMI PROPERTY HOLDINGS, INC., JUICE WORKS DEVELOPMENT, INC., TCBY OF TURKEY, INC, TCBY OF COLOMBIA, INC., TCBY OF BOLIVIA, INC., TCBY OF IRELAND, INC., TCBY OF SAUDI ARABIA, INC., TCBY OF MEXICO, INC., TCBY OF ARUBA, INC., TCBY UNITED KINGDOM, INC., TCBY OF PHILIPPINES, INC., TCBY OF QATAR, INC., TCBY OF ISRAEL, INC., TCBY OF PORTUGAL, INC., TCBY OF NETHERLANDS, INC., TCBY OF AUSTRALIA, INC., TCBY OF JORDAN, INC., TCBY OF SOUTH AFRICA, INC., TCBY OF KUWAIT, INC.
By:	/s/ MICHAEL R. WARD

Name:	Michael R. Ward
Title:	Senior Vice President, General Counsel and Secretary

Schedule A

Subsidiaries of MFFB

• Great American Cookie Company Franchising, LLC	• TCBY of Colombia, Inc.
• Mrs. Fields Franchising, LLC	• TCBY of Bolivia, Inc.
• Pretzel Time Franchising, LLC	• TCBY of Ireland, Inc.
• Pretzelmaker Franchising, LLC	• TCBY of Saudi Arabia, Inc.
• TCBY Systems, LLC	• TCBY of Mexico, Inc.
• Mrs. Fields Gifts, Inc.	• TCBY of Aruba, Inc.
• The Mrs. Fields' Brand, Inc.	• TCBY United Kingdom, Inc.
• Great American Manufacturing, LLC	• TCBY of Philippines, Inc.
• Mrs. Fields Cookies Australia	• TCBY of Qatar, Inc.
• TCBY International, Inc.	• TCBY of Israel, Inc.
• TCBY of Texas, Inc.	• TCBY of Portugal, Inc.
• Riverport Equipment and Distribution Company	• TCBY of Netherlands, Inc.
• CMI Property Holdings, Inc.	• TCBY of Australia, Inc.
• Juice Works Development, Inc.	• TCBY of Jordan, Inc.
• TCBY of Turkey, Inc	• TCBY of South Africa, Inc.
• TCBY of Kuwait, Inc.

Schedule B

        [See attached.]

Schedule C

The Existing Plans

•
Premium-Based and Employee Contribution Plans

•
Mrs. Fields' Original Cookies, Inc. 401(k) Retirement Savings Plan

•
Mrs. Fields' Original Cookies, Inc. Employee Benefits Policy—Hawaii

•
Mrs. Fields' Original Cookies, Inc. Group Term Life Insurance Plan (Basic)

•
Mrs. Fields' Original Cookies, Inc. Group Supplemental Life and Supplemental AD&D Insurance Plan

•
Mrs. Fields' Original Cookies, Inc. Supplemental Benefits Optional Coverage Plan

•
Hyatt Premier Legal Plan

•
Mrs. Fields' Original Cookies, Inc. Section 125 Flexible Benefit Plan

•
Mrs. Fields' Original Cookies, Inc. Group Long Term Disability Insurance Program

•
Self-Funded Health Insurance Plan

•
Mrs. Fields' Original Cookies, Inc. Health Benefits Plan (Administered by EBMS)

QuickLinks

  Exhibit 10.17
BENEFITS ALLOCATION AGREEMENT
  Schedule A
Subsidiaries of MFFB
  Schedule B
  Schedule C